Control Number : 19090634

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF INCORPORATION

I, **Brad Raffensperger**, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

Link Group International INC
a Domestic Profit Corporation

has been duly incorporated under the laws of the State of Georgia on **06/28/2019** by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on **07/05/2019**.

Brad Raffensperger

Brad Raffensperger
Secretary of State

ARTICLES OF INCORPORATION

Electronically Filed
Secretary of State
Filing Date: 6/28/2019 12:45:35 PM

BUSINESS INFORMATION	
CONTROL NUMBER	19090634
BUSINESS NAME	Link Group International INC
BUSINESS TYPE	Domestic Profit Corporation
EFFECTIVE DATE	06/28/2019
SHARES	100000000

PRINCIPAL OFFICE ADDRESS	
ADDRESS	3675 Crestwood Pkwy NW, STE 400, Duluth, GA, 30096, USA

REGISTERED AGENT		
NAME	**ADDRESS**	**COUNTY**
David Kim	3675 Crestwood Pkwy NW, STE 400, Duluth, GA, 30096, USA	Gwinnett

INCORPORATOR(S)		
NAME	**TITLE**	**ADDRESS**
Gye Eun Choi	INCORPORATOR	3675 Crestwood Pkwy NW, STE 400, Duluth, GA, 30096, USA

OPTIONAL PROVISIONS

N/A

AUTHORIZER INFORMATION	
AUTHORIZER SIGNATURE	Gye Eun Choi
AUTHORIZER TITLE	Incorporator